Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize) on Form S-8 of our report dated June 28, 2010, appearing in the Annual Report on Form 20-F of Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize) for the year ended December 31, 2009.

Diegem, Belgium

November 19, 2010

The statutory auditor

/s/ Michel Denayer
DELOITTE Bedrijfsrevisoren / Reviseurs d’Entreprises
BV o.v.v.e. CVBA / SC s.f.d. SCRL
Represented by Michel Denayer